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Item 77I Terms of new or amended securities

(b) During the period ended June 30, 1999, the registrant began to offer shares of each of the following additional series:

                  Touchstone Small Cap Value Fund
                  Touchstone High Yield Fund
                  Touchstone Growth & Income Fund
                  Touchstone Enhanced 30 Fund
                  Touchstone Bond Fund

         A description of the shares of each additional series offered by the registrant is set forth in the current prospectus of the registrant, which was filed as part of Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A (File Nos. 033-76566 and 811-08416), and is hereby incorporated by reference.